UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) July 27, 1999


                                 CenturyTel, Inc

             (Exact name of registrant as specified in its charter)


       Louisiana                     1-7784                     72-0651161
    (State or other             (Commission File              (IRS Employer
    jurisdiction of                  Number)                Identification No.)
    incorporation)

        100 Century Park Drive, Monroe, Louisiana                71203

         (Address of principal executive offices)             (Zip Code)


    Registrant's telephone number, including area code      (318) 388-9500



Item 5.   Other Events

   The following press release was issued by Century Telephone Enterprises. Inc. on July 27, 1999:


FOR IMMEDIATE RELEASE                         FOR MORE INFORMATION CONTACT:
July 27, 1999                                 Jeffrey S. Glover (318)388-9648
                                              jeff.glover@centurytel.com

    CenturyTel Achieves 24% Increase in Second Quarter Core Earnings
    ----------------------------------------------------------------

Monroe, LA. . . CenturyTel, Inc.(NYSE Symbol: CTL) announces operating results for second quarter 1999.

o Revenues climbed 7.3% to $416.8 million.

o Net income, excluding the effect of asset sales, jumped 23.7% to $61.2 million.

o Diluted earnings per share, excluding the effect of asset sales, rose 22.9% to $.43.

o Earnings before interest, taxes, depreciation, amortization and the effect of asset sales advanced 8.0% to $225.5 million.

                           Second Quarter Highlights
                    (In thousands, except per share amounts)
-------------------------------------------------------------------------------
                                        Quarter Ended  Quarter Ended   % Change
                                           6/30/99        6/30/98
-------------------------------------------------------------------------------

 Revenues                                 $ 416,750      $ 388,378       7.3%
 EBITDA (1)                               $ 225,474      $ 208,727       8.0%
 Net Income (2)                           $  61,215      $  49,486      23.7%
 Diluted Earnings Per Share (2)(3)        $     .43      $     .35      22.9%
 Average Diluted Shares Outstanding (3)     141,461        140,028       1.0%

 Telephone Revenues                       $ 279,113      $ 265,322       5.2%
 Cellular Revenues                        $ 109,932      $ 104,871       4.8%
 Other Operations Revenues                $  27,705      $  18,185      52.4%
-------------------------------------------------------------------------------

 Telephone Access Lines                   1,246,593      1,237,469       0.7%
 Cellular Units in
  Majority-Owned Markets                    640,755        583,929       9.7%
-------------------------------------------------------------------------------

 (1) Earnings before interest, taxes, depreciation, amortization and the effect of asset sales
 (2) Excludes after-tax loss on asset sales of $7.8 million, or $.05 per share, in second quarter 1999 and after-tax gains of $14.7 million, or $.11 per share, in second quarter 1998
 (3) Reflects a three-for-two stock split effected as a stock dividend distributed March 31, 1999

              -----------------------------------------------
    "CenturyTel achieved several milestones during the second quarter," Glen F. Post, III, President and Chief Executive Officer, said. "Our long distance customer base surpassed the quarter of a million mark while operating and cash flow margins in our cellular operations reached record levels. CenturyTel produced excellent financial results driven by strength in our core operations along with debt reductions resulting from the sale of nonstrategic assets and free cash flow generation."
              -----------------------------------------------

    Net income for the quarter climbed 23.7% to $61.2 million from $49.5 million
    ----------
in second quarter 1998 excluding the effect of asset sales. Diluted earnings per share, excluding the effect of asset sales, increased 22.9% to $.43 from $.35. Consolidated revenues rose 7.3% to $416.8 million from $388.4 million. Earnings before interest, taxes, depreciation, amortization and the effect of asset sales (EBITDA) grew to $225.5 million from $208.7 million, an 8.0% increase. CenturyTel achieved a consolidated EBITDA margin of 54.1% during the quarter.

    "During the second quarter, CenturyTel took a number of strategic steps to strengthen our core operations and better position the company for future growth. We completed the divestiture of substantially all of our Alaska operations as well as our South Texas cellular operations. In addition, we announced the acquisition of more than 230,000 access lines and the formation of a joint venture to purchase another 125,000 access lines from GTE," Post said.

    Telephone revenues grew 5.2% to $279.1 million during the quarter, compared
    ------------------
with $265.3 million in second quarter 1998. Telephone operating income increased 4.8%, reaching $83.8 million from $80.0 million, and operating cash flow rose 4.9% to $152.7 million from $145.5 million a year ago. The December 1998 Wisconsin access line purchase from Ameritech contributed $10.9 million to telephone revenues during the quarter. In mid-quarter, CenturyTel divested 134,900 access lines in the state of Alaska. The sale resulted in a decrease in telephone revenues of $14.4 million during the quarter compared with the prior year period. CenturyTel's second quarter telephone operating cash flow margin was 54.7% while the operating income margin was 30.0%. Excluding the sale of the Alaska properties, telephone revenues rose 11.9% during the quarter.

    Cellular revenues grew 4.8% to $109.9 million in second quarter 1999,
    -----------------
compared with $104.9 million in second quarter 1998. Cellular operating income advanced 14.0%, reaching $42.8 million from $37.5 million, and operating cash flow climbed 11.7% to $58.8 million from $52.7 million a year ago. CenturyTel's second quarter cellular operating cash flow margin was 53.5% (54.8% based on service revenues), and operating income margin was 38.9% (39.8% based on service revenues). Average monthly cellular service revenue per user (ARPU) was $56 during second quarter 1999, a 5.1% decrease from $59 a year ago. During the quarter, CenturyTel divested its South Texas cellular operations and one of its Alaska cellular RSAs. As a result, CenturyTel divested 10,500 cellular subscribers in these markets which led to a $511,000 revenue reduction compared with the prior year period. Excluding these dispositions, cellular net additions were more than 12,300 for the quarter, while the average monthly churn rate was 1.7%.

    "During the second quarter, CenturyTel achieved record levels of profitability in our cellular operations. Subscriber growth accelerated over prior year levels, and average monthly churn fell to a company record low 1.7%," Post said.

    Revenues from other operations grew 52.4% to $27.7 million during second
    ------------------------------
quarter 1999, compared with $18.2 million in second quarter 1998. CenturyTel now serves more than 259,000 long distance customers, adding more than 17,000 during the quarter.

    During the first six months of 1999, net income excluding the effect of
    -----------------------------------
asset sales climbed 26.5% to $115.6 million from $91.4 million in 1998. Diluted earnings per share, excluding the effect of asset sales, increased 24.2% to $.82 from $.66, and consolidated revenues rose 9.3% to $831.0 million from $760.1 million. Earnings before interest, taxes, depreciation, amortization and the effect of asset sales (EBITDA) grew to $451.8 million from $402.9 million, a 12.1% increase.

    In addition to historical information, this release includes certain forward-looking statements that are subject to uncertainties that could cause the Company's actual results to differ materially from such statements. Such uncertainties include but are not limited to: the effects of ongoing deregulation in the telecommunications industry; the effects of greater than anticipated competition in the Company's markets; possible changes in the demand for the Company's products and services; the Company's ability to successfully introduce new offerings on a timely and cost-effective basis; the risks inherent in rapid technological change; the Company's ability to effectively manage its growth, including integrating newly-acquired properties into the Company's operations; the success and expense of the remediation efforts of the Company and its vendors in achieving year 2000 compliance; and the effects of more general factors such as changes in overall market or economic conditions or in legislation, regulation or public policy. These and other uncertainties related to the Company's business are described in greater detail in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

    CenturyTel, Inc. provides integrated communications services including local exchange, wireless, long distance, Internet access and security monitoring services to more than two million customers in 21 states. The company, headquartered in Monroe, Louisiana, is publicly traded on the New York Stock Exchange under the symbol CTL. CenturyTel is the 9th largest local exchange telephone company, based on access lines, and the 10th largest cellular company, based on population equivalents owned, in the United States. Visit CenturyTel's corporate website at (www.centurytel.com)

                                CenturyTel, Inc.
                        CONSOLIDATED STATEMENTS OF INCOME
                   THREE MONTHS ENDED JUNE 30, 1999 AND 1998
                                   (UNAUDITED)

                                                                      INCREASE
In thousands, except per share amounts       1999         1998       (DECREASE)
-------------------------------------------------------------------------------

        TELEPHONE OPERATIONS
Operating revenues
   Local service                       $    89,452        81,456        9.8%
   Network access                          155,789       151,976        2.5%
   Other                                    33,872        31,890        6.2%
----------------------------------------------------------------
                                           279,113       265,322        5.2%
----------------------------------------------------------------

Operating expenses
   Plant operations                         63,492        57,548       10.3%
   Customer operations                      24,001        23,033        4.2%
   Corporate and other                      38,916        39,225       (0.8%)
   Depreciation and amortization            68,938        65,562        5.1%
----------------------------------------------------------------
                                           195,347       185,368        5.4%
----------------------------------------------------------------
Telephone operating income                  83,766        79,954        4.8%
----------------------------------------------------------------

        CELLULAR OPERATIONS
Operating revenues
   Service revenues                        107,405       102,766        4.5%
   Equipment sales                           2,527         2,105       20.0%
----------------------------------------------------------------
                                           109,932       104,871        4.8%
----------------------------------------------------------------

Operating expenses
   Cost of equipment sold                    5,254         3,702       41.9%
   System operations                        14,438        14,633       (1.3%)
   General, administrative and
    customer service                        18,470        20,063       (7.9%)
   Sales and marketing                      12,922        13,791       (6.3%)
   Depreciation and amortization            16,095        15,171        6.1%
----------------------------------------------------------------
                                            67,179        67,360       (0.3%)
----------------------------------------------------------------
Cellular operating income                   42,753        37,511       14.0%
----------------------------------------------------------------

        OTHER OPERATIONS
Operating revenues                          27,705        18,185       52.4%
----------------------------------------------------------------

Operating expenses
   Cost of sales and other                  22,620        13,411       68.7%
   Depreciation and amortization               979           751       30.4%
----------------------------------------------------------------
                                            23,599        14,162       66.6%
----------------------------------------------------------------
Other operating income                       4,106         4,023        2.1%
----------------------------------------------------------------

TOTAL OPERATING INCOME                     130,625       121,488        7.5%

OTHER INCOME (EXPENSE)
   Gain on sales of assets                  39,601        25,516       55.2%
   Interest expense                        (37,487)      (42,072)     (10.9%)
   Income from unconsolidated
    cellular entities                        9,267         9,066        2.2%
   Minority interest                       (18,790)       (4,002)     369.5%
   Other income and expense                  3,434           691      397.0%
   Income tax expense                      (73,188)      (46,496)      57.4%
----------------------------------------------------------------

NET INCOME                             $    53,462        64,191      (16.7%)
================================================================

EARNINGS PER SHARE (1)
   Basic (2)                           $      0.38          0.47      (19.1%)
   Diluted (3)                         $      0.38          0.46      (17.4%)

SHARES OUTSTANDING (1)
   Basic                                   138,852       136,922        1.4%
   Diluted                                 141,461       140,028        1.0%

DIVIDENDS PER COMMON SHARE (1)         $    0.0450        0.0433        3.9%


(1) Reflects a three-for-two stock split effected as a stock dividiend distributed March 31, 1999
(2) Excluding the effect of asset sales, basic earnings per share were $.44 and $.36 for 1999 and 1998, respectively
(3) Excluding the effect of asset sales, diluted earnings per share were $.43 and $.35 for 1999 and 1998, respectively

                                CenturyTel, Inc.
                        CONSOLIDATED STATEMENTS OF INCOME
                    SIX MONTHS ENDED JUNE 30, 1999 AND 1998
                                   (UNAUDITED)

                                                                      INCREASE
In thousands, except per share amounts      1999          1998       (DECREASE)
-------------------------------------------------------------------------------

        TELEPHONE OPERATIONS
Operating revenues
   Local service                       $   180,109       159,582       12.9%
   Network access                          322,944       303,154        6.5%
   Other                                    69,021        62,399       10.6%
----------------------------------------------------------------
                                           572,074       525,135        8.9%
----------------------------------------------------------------

Operating expenses
   Plant operations                        130,514       114,207       14.3%
   Customer operations                      45,895        45,849        0.1%
   Corporate and other                      75,835        79,008       (4.0%)
   Depreciation and amortization           140,766       129,274        8.9%
----------------------------------------------------------------
                                           393,010       368,338        6.7%
----------------------------------------------------------------
Telephone operating income                 179,064       156,797       14.2%
----------------------------------------------------------------

        CELLULAR OPERATIONS
Operating revenues
   Service revenues                        203,381       194,864        4.4%
   Equipment sales                           5,022         4,173       20.3%
----------------------------------------------------------------
                                           208,403       199,037        4.7%
----------------------------------------------------------------

Operating expenses
   Cost of equipment sold                    9,635         7,398       30.2%
   System operations                        27,741        28,885       (4.0%)
   General, administrative and
    customer service                        37,630        38,444       (2.1%)
   Sales and marketing                      26,935        27,433       (1.8%)
   Depreciation and amortization            33,326        29,711       12.2%
----------------------------------------------------------------
                                           135,267       131,871        2.6%
----------------------------------------------------------------
Cellular operating income                   73,136        67,166        8.9%
----------------------------------------------------------------

        OTHER OPERATIONS
Operating revenues                          50,529        35,926       40.6%
----------------------------------------------------------------

Operating expenses
   Cost of sales and other                  39,580        26,576       48.9%
   Depreciation and amortization             1,901         1,693       12.3%
----------------------------------------------------------------
                                            41,481        28,269       46.7%
----------------------------------------------------------------
Other operating income                       9,048         7,657       18.2%
----------------------------------------------------------------

TOTAL OPERATING INCOME                     261,248       231,620       12.8%

OTHER INCOME (EXPENSE)
   Gain on sales of assets                  49,959        49,859        0.2%
   Interest expense                        (79,728)      (84,881)      (6.1%)
   Income from unconsolidated
    cellular entities                       16,112        15,943        1.1%
   Minority interest                       (22,100)       (6,645)     232.6%
   Other income and expense                  5,614         1,295      333.5%
   Income tax expense                     (116,538)      (85,306)      36.6%
----------------------------------------------------------------
NET INCOME                             $   114,567       121,885       (6.0%)
================================================================

EARNINGS PER SHARE (1)
   Basic (2)                           $      0.83          0.89       (6.7%)
   Diluted (3)                         $      0.81          0.87       (6.9%)

SHARES OUTSTANDING (1)
   Basic                                   138,455       136,686        1.3%
   Diluted                                 141,245       139,701        1.1%

DIVIDENDS PER COMMON SHARE  (1)        $    0.0900        0.0866        3.9%


(1) Reflects a three-for-two stock split effected as a stock dividiend distributed March 31, 1999
(2) Excluding the effect of asset sales, basic earnings per share were $.83 and $.67 for 1999 and 1998, respectively
(3) Excluding the effect of asset sales, diluted earnings per share were $.82 and $.66 for 1999 and 1998, respectively


                                CenturyTel, Inc.
                          CONSOLIDATED BALANCE SHEETS
                      JUNE 30, 1999 AND DECEMBER 31, 1998
                                  (UNAUDITED)

                                               June 30,     December 31,
                                                 1999          1998
------------------------------------------------------------------------
                                                   (in thousands)
                                     ASSETS
CURRENT ASSETS
  Cash and cash equivalents                $    93,893           5,742
  Other current assets                         222,141         220,496
------------------------------------------------------------------------
    Total current assets                       316,034         226,238
------------------------------------------------------------------------

PROPERTY, PLANT AND EQUIPMENT
  Telephone                                  3,311,544       3,660,252
  Cellular                                     434,285         428,984
  Other                                        233,451         200,422
  Accumulated depreciation                  (1,797,761)     (1,938,205)
------------------------------------------------------------------------
    Net property, plant and equipment        2,181,519       2,351,453
------------------------------------------------------------------------

INVESTMENTS AND OTHER ASSETS
  Excess cost of net assets acquired         1,625,044       1,956,701
  Other                                        436,116         401,063
------------------------------------------------------------------------
    Total investments and other assets       2,061,160       2,357,764
------------------------------------------------------------------------

TOTAL ASSETS                               $ 4,558,713       4,935,455
========================================================================

                             LIABILITIES AND EQUITY

CURRENT LIABILITIES
  Current maturities of long-term debt     $    53,360          53,010
  Other current liabilities                    376,800         251,834
------------------------------------------------------------------------
    Total current liabilities                  430,160         304,844

LONG-TERM DEBT                               2,017,472       2,558,000
DEFERRED CREDITS AND OTHER LIABILITIES         461,930         541,129
STOCKHOLDERS' EQUITY                         1,649,151       1,531,482
------------------------------------------------------------------------

TOTAL LIABILITIES AND EQUITY               $ 4,558,713       4,935,455
========================================================================


                              CAPITAL EXPENDITURES
                    SIX MONTHS ENDED JUNE 30, 1999 AND 1998

                                                               INC
                                        1999      1998        (DEC)
-------------------------------------------------------------------
Telephone                           $  86,624     78,055      11.0%
Cellular                               29,042     34,300     (15.3%)
Corporate and other                    33,462     14,065     137.9%
--------------------------------------------------------
  Total capital expenditures        $ 149,128    126,420      18.0%
========================================================

                              CAPITAL EXPENDITURES
                   THREE MONTHS ENDED JUNE 30, 1999 AND 1998

                                                               INC
                                       1999      1998         (DEC)
-------------------------------------------------------------------
Telephone                           $ 48,320    42,768        13.0%
Cellular                              21,879    16,168        35.3%
Corporate and other                   15,928     4,880       226.4%
------------------------------------------------------
  Total capital expenditures        $ 86,127    63,816        35.0%
======================================================


                                   SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   CENTURY TELEPHONE ENTERPRISES, INC.

                                   By:  /s/ Neil A. Sweasy
                                       -------------------------
                                       Neil A. Sweasy
                                       Vice President and Controller